Exhibit 4.6.1

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of October 18, 2012 and effective as of May 16, 2012, is by and among Magnum Hunter Resources Corporation, a Delaware corporation (the “Company”), the guarantors party hereto (the “Guarantors”), Citibank, N.A., as paying agent, registrar and authenticating agent (in such capacities, “Citibank”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Company, the Guarantors, Citibank and the Trustee are parties to that certain Indenture dated as of May 16, 2012 (the “Indenture”), among the Company, the Guarantors, Citibank, N.A. and the Trustee, providing for the issuance of the Company’s 9.750% Senior Notes due 2020 (the “Notes”).

WHEREAS, Section 9.01 of the Indenture provides that the Indenture or the Notes may be amended without the consent of any Securityholder to, among other things, cure any ambiguity, defect or inconsistency, and to conform the text of the Indenture to any provision of the “Description of Notes” contained in the Offering Memorandum;

WHEREAS, pursuant to Sections 9.01 and 9.06 of the Indenture, Citibank and the Trustee are authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, the Company and the Guarantors desire to enter into, and, pursuant to the foregoing authority, have requested Citibank and the Trustee to enter into, this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 9.01 of the Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto mutually covenant and agree as follows:

ARTICLE I
AMENDMENTS TO THE INDENTURE AND THE NOTES

Section 1.1                                    Amendment to the Indenture.  Section 4.12 of the Indenture is amended by inserting the following text at the end of the first sentence thereof:  “; provided, however that this covenant shall not apply with respect to any Restricted Subsidiary that, on the Issue Date, is a Foreign Subsidiary that guarantees the payment of any Indebtedness of the Company under any Credit Facility pursuant to Section 4.05(b)(1).”

Section 1.2                                    Additional Amendments.  Any and all additional provisions of the Indenture and the Notes are hereby deemed to be amended to reflect the intentions of the amendment provided for in this Article I.

ARTICLE II
MISCELLANEOUS PROVISIONS

Section 2.1                                    Defined Terms.  For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

Section 2.2                                    Indenture; Notes.  Except as expressly amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Securityholder heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby and all terms and conditions of both shall be read together as though they constitute a single instrument.

Section 2.3                                    Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.4                                    Successors.  All agreements of the Company and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors.  All agreements of Citibank and the Trustee in this Supplemental Indenture shall bind their successors.

Section 2.5                                    Severability.  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6                                    Multiple Originals.  The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Supplemental Indenture. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 2.7                                    WAIVER OF JURY TRIAL. THE COMPANY, THE GUARANTORS, CITIBANK AND THE TRUSTEE, HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.

Section 2.8                                    Effect of Headings.  The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 2.9                                    Supplemental Indenture Controls. In the event there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

2

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year written above.

MAGNUM HUNTER RESOURCES CORPORATION

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and Chief Financial Officer

GUARANTORS:

ALPHA HUNTER DRILLING, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President

BAKKEN HUNTER, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President

EAGLE FORD HUNTER, INC.

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President, Treasurer & Secretary

HUNTER AVIATION, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President & Treasurer

HUNTER REAL ESTATE, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President

[Signature Page to First Supplemental Indenture]

MAGNUM HUNTER PRODUCTION, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Chief Financial Officer

MAGNUM HUNTER RESOURCES GP, LLC

BY:	MAGNUM HUNTER RESOURCES
CORPORATION, its Sole Member

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and
Chief Financial Officer

MAGNUM HUNTER RESOURCES, LP

BY:	MAGNUM HUNTER RESOURCES GP, LLC, its
General Partner

BY:	MAGNUM HUNTER RESOURCES
CORPORATION, its Sole Member

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and Chief Financial Officer

NGAS GATHERING, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Chief Financial Officer

NGAS HUNTER, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

PRC WILLISTON LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President

TRIAD HUNTER, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President

WILLISTON HUNTER, INC.

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Executive Vice President and Chief Financial Officer

WILLISTON HUNTER ND, LLC

By:	/s/ Ronald D. Ormand
	Name:	Ronald D. Ormand
	Title:	Vice President and Treasurer

[Signature Page to First Supplemental Indenture]

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION
Solely in its capacity as Trustee

By:	/s/ Geoffrey J. Lewis
	Name:	Geoffrey J. Lewis
	Title:	Assistant Vice President

[Signature Page to First Supplemental Indenture]

PAYING AGENT, REGISTRAR AND
AUTHENTICATING AGENT:

CITIBANK, N.A.
Solely in its capacity as Paying Agent, Registrar and Authenticating Agent

By:	/s/ Valerie Delgado
	Name:	Valerie Delgado
	Title:	Vice President

[Signature Page to First Supplemental Indenture]